Exhibit 99.1

Rackspace Technology Global Announces Early Tender Offer Results

San Antonio, November 30, 2020 – Rackspace Technology™ (NASDAQ: RXT) (the “Company”) today announced the early tender results for its previously announced tender offer (the “Tender Offer”) to purchase for cash any and all of its outstanding 8.625% Senior Notes due 2024 (the “Notes”). The Tender Offer is subject to the terms and conditions set forth in the Offer to Purchase, dated November 16, 2020, relating thereto (the “Offer to Purchase”).

As of the previously announced early tender deadline of 5:00 p.m., New York City time, on Monday, November 30, 2020 (the “Early Tender Time”), the Company has been advised by Global Bondholder Services Corporation, as Depositary for the Tender Offer, that $259,147,000 in aggregate principal amount, or approximately 49.91%, of the outstanding Notes had been validly tendered and not withdrawn in the Tender Offer. The withdrawal deadline relating to the Tender Offer occurred at 5:00 p.m., New York City time, on Monday, November 30, 2020. Notes previously tendered and not withdrawn and Notes that are tendered after the withdrawal deadline may not be withdrawn, except as required by law. The Tender Offer is scheduled to expire at 12:00 midnight, New York City time, on Monday, December 14, 2020 (the “Expiration Time”), unless extended or terminated earlier.

Subject to the terms and conditions of the Tender Offer, the Company is accepting for purchase all Notes validly tendered and not validly withdrawn prior to the Early Tender Time, with the settlement date for such purchase expected to occur on or about December 1, 2020.

Citigroup Global Markets Inc. is acting as the dealer manager (the “Dealer Manager”) for the Tender Offer. Global Bondholder Services Corporation is acting as the Depositary and the Information Agent for the Tender Offer. Questions regarding the Tender Offer should be directed to Citigroup Global Markets Inc. at (800) 558-3745 (toll-free) or (212) 723-6106 (collect). Requests for documentation should be directed to Global Bondholder Services Corporation at (212) 430-3774 (for banks and brokers) or (866) 470-3900 (for all others).

This announcement is for informational purposes only. This announcement is not an offer to purchase or a solicitation of an offer to purchase the Notes. The Tender Offer is being made solely pursuant to the Offer to Purchase. The Tender Offer is not being made to holders of Notes in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. In any jurisdiction in which the securities laws or blue sky laws require the Tender Offer to be made by a licensed broker or dealer, the Tender Offer will be deemed to be made on behalf of the Company by the Dealer Manager, or one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

None of the Company or its affiliates, the Dealer Manager, the Depositary, the Information Agent or the trustee with respect to the Notes is making any recommendation as to whether holders should tender any Notes in the Tender Offer, and neither the Company nor any such other person has authorized any person to make any such recommendation. Holders must make their own decision as to whether to tender any of their Notes, and, if so, the principal amount of Notes to tender.

IR Contact

Joe Crivelli

Rackspace Technology Investor Relations

IR@rackspace.com

PR Contact

Natalie Silva

Rackspace Technology Corporate Communications

publicrelations@rackspace.com

About Rackspace Technology

Rackspace Technology is a leading end-to-end multicloud technology services company. We design, build and operate our customers’ cloud environments across all major technology platforms, irrespective of technology stack or deployment model. We partner with our customers at every stage of their cloud journey, enabling them to modernize applications, build new products and adopt innovative technologies.

Rackspace Technology Safe Harbor Statement

Some of the statements in this news release constitute “forward-looking statements” that do not directly or exclusively relate to historical facts. The forward-looking statements made in this release reflect the Company’s intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside of the Company’s control. Known risks include, among others, the risks included in Rackspace Technology, Inc.’s filings with the U.S. Securities and Exchange Commission. Because actual results could differ materially from the Company’s intentions, plans, expectations, assumptions and beliefs about the future, you are urged to view all forward-looking statements contained in this press release with caution. The Company does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.